SCHEDULE 14C
         Information Required in Information Statement

                    SCHEDULE 14C INFORMATION
Proxy Statement Pursuant to Section 14(c) of the Securities
                      Exchange Act of 1934
                        (Amendment No. 1)


Check the appropriate box:
[   ]    Preliminary Information Statement
[   ]    Confidential,  for  Use of the  Commission  Only  (as
         permitted by Rule 14a-6(e)(2))
[ X ]    Definitive Information Statement


                        Heartsoft, Inc.
       ------------------------------------------------
       (Name of Registrant as specified in Its Charter)


Payment of Filing Fee (Check the appropriate box):
[ X ]    No fee required
[   ]    Fee computed on table below per Exchange Act Rules
         14c-5(g) and 0-11.

     1)  Title of each class of securities to which transaction applies:
         __________________________________________________________
     2)  Aggregate  number of securities to  which  transaction applies:
         __________________________________________________________

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
         __________________________________________________________

     4)  Proposed maximum aggregate value of transaction:
         __________________________________________________________

     5)  Total fee paid:
         __________________________________________________________


[   ]    Fee paid previously with preliminary materials.

[   ]    Check box if any part of the fee is offset as provided
by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:
          _________________________________________________________

     2)   Form, Schedule or Registration Statement No.:
          _________________________________________________________

     3)   Filing party:
          _________________________________________________________

     4)   Date Filed:
          _________________________________________________________


<PAGE 2>
                        HEARTSOFT, INC.


                     NOTICE OF ACTION TAKEN
           BY WRITTEN CONSENT OF MAJORITY STOCKHOLDERS


 Holders  of  a  majority  of the issued  and  outstanding  stock entitled to vote of Heartsoft, Inc. (the "Company"), holding 2,702,807 votes out of a total of 5,394,824 votes, or 51%, have submitted to the Company written consents of stockholders consenting to the sale by the Company of an undivided 15% interest in its Heartsoft K-8 Library (the "Software Library"), following which sale the Company will have effectively disposed of a total undivided 45% interest in the Software Library (by means of the previous two sales of an 15% interest each, on essentially identical terms to those approved by the stockholder consent).

 This Information Statement is being sent to all stockholders of the Company to inform you that the above action will be taken by the Company as soon as possible, but no earlier than October 26, 1997.

                              By Order of the Board of Directors

                              /s/ Jimmy L. Butler
                              ------------------------
                              Jimmy L. Butler
                              Secretary

Broken Arrow, Oklahoma
October 6, 1997


<PAGE 3>
                        HEARTSOFT, INC.
                      3101 Hemlock Circle
                  Broken Arrow, Oklahoma 74012


                     INFORMATION STATEMENT

               WE ARE NOT ASKING YOU FOR A PROXY
         AND YOU ARE REQUESTED NOT TO SEND US A PROXY



     This Information Statement is furnished to the stockholders of Heartsoft, Inc. (the "Company") to advise them of certain corporate actions described herein, which have been authorized by the written consent of stockholders owning a majority of the shares of common stock, $.0005 par value ("Common Stock") of the Company entitled to vote thereon, pursuant to the requirements of the General Corporation Law of Delaware and the Securities Exchange Act of 1934, as amended ("Exchange Act") and the regulations promulgated thereunder.

     As described herein, by unanimous written consent dated September 19, 1997, the Board of Directors of the Company authorized the sale of an undivided 15% interest of the Company's Heartsoft K-8 Library (the "Software Library"). The Board of
Directors fixed September 1, 1997 as the record date for the determination of stockholders entitled to vote with respect to the stockholder authorization of the sale. Thereafter, on September 22, 1997, seven stockholders ("Majority Stockholders") who are owners of record of 2,702,807 (51%) of the Common Stock, the Company's only class of voting stock outstanding, executed and delivered to the Company their written consents to authorize the sale. Accordingly, all corporate actions necessary to authorize the sale have been taken.

     Pursuant to the regulations promulgated under the Exchange Act, the authorization of the sale by the Board of Directors and Majority Stockholders shall not become effective until twenty days after the Company has mailed this Information Statement to the stockholders of the Company. Promptly following the expiration of such twenty day period, the Company intends to consummate the sale.

     This   Information  Statement  is  first   being   sent   to
stockholders on or about October 6, 1997.

<PAGE 4>
VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

     As of September 1, 1997 (the record date), the Company had issued a total of 5,394,824 shares of $.0005 par value Common Stock. Each share of Common Stock is entitled to one vote on all matters submitted to a vote by stockholders. While the Company also had issued and outstanding as of the record date 1,058,500 shares of 12% Convertible Preferred Stock, $.01 par value, none of such shares are entitled to vote. The consent of the holders of a majority of all of the outstanding shares of Common Stock was sought to authorize the sale.

     The following table sets forth, as of September 1, 1997, the aggregate number of shares of Common Stock of the Company owned of record or beneficially by the only persons who owned of record, or are known by the Company to own beneficially, more than 5% of the Company's Common Stock, each officer whose 1996 salary and bonus exceeded $100,000 ("Executive Officers"), and the name and share ownership of each other director and such officers and all directors as a group:


Name and address of the 5%
stockholders and each
Executive Officer                 Number of shares of     Percent
and names of other directors           owned  (1)           class
-----------------------------------------------------------------
  Benjamin P. Shell (2)                   954,462            17.7
  3101 Hemlock Circle
  Broken Arrow, Oklahoma 74012

  Jimmy L. Butler (2)                     930,674            17.3
  3101 Hemlock Circle
  Broken Arrow, Oklahoma  74012

Executive Officers and all directors
   as a group (2 persons)               1,885,136 (4)        35.0 (4)

-------------------------------------
(1) All shares are held beneficially and of record and the owner has sole voting and investment power with respect thereto, except as otherwise noted.

(2)  Messrs. Shell and Butler are also directors.



TERMS OF THE SALE

     The Company will sell an undivided 15% interest in the Software Library pursuant to the terms of a Software Agreement ("Software Agreement") to be entered into between the Company and Heartsoft III 1997 Limited Partnership, an Ontario limited partnership (the "Partnership"). The Partnership's address is 225 Richmond Street West, Suite 400, Toronto, Canada M5V 1W2, and its general partner is CVILP Management, Inc.

     The   Software  Agreement  is  virtually  identical  to  two
previous software agreements pursuant to which the Company conveyed an aggregate undivided 30% interest in the Software Library previously (to the Heartsoft 1997 Limited Partnership, in May of 1997, and the Heartsoft II 1997 Limited Partnership in
August   of  1997).   Pursuant  to  the  terms  of  the  Software
Agreement, the Company will sell the interest in the Software Library for a maximum of $1,750,000 (Canadian) (currently, $1,268,750 U.S.), less related expenses, which is payable $262,500 (currently, $190,313 U.S.) at closing, $262,500 ($190,313 U.S.) on
May 31, 1998, with the balance of $1,225,000 (currently, $888,125 U.S.) evidenced by a promissory note (the "Acquisition Note") , which is payable from funds generated by the Partnership through a joint venture with the Company (evidenced by a Joint Venture Agreement, the terms of which are more completely described below). A copy of the form of the Software Agreement is included as Exhibit "A", a copy of the form of the Acquisition Note is included as Exhibit "B", and a copy of the form of Joint Venture Agreement is included as Exhibit "C".

<PAGE 5>
     The  Company  has  no  involvement or association  with  the
Partnership other than through the Joint Venture Agreement.   The
Partnership is being formed by its general partner to acquire the investment in the Software Library and to take advantage of
certain   Canadian  tax  laws.   The  general  partner   of   the
Partnership  is responsible for its formation and operation.   In
the event the funds raised by Partnership are less than the maximum sought by the general partner, the purchase price to be paid to the Company will be proportionately reduced.

     Pursuant to the Joint Venture Agreement between the Company and the Partnership, Heartsoft and the Partnership jointly share in the revenues attributable to the future sales of product utilizing the Software Library. The Partnership is entitled to 100% of all "gross sales" each year until all interest owed to the Company under the Acquisition Note is paid in full. After all interest has been paid, and until all principal and interest has been paid, the Partnership and the Company each are entitled to 50% of the "gross margin" from sales attributable to the interest in the Software Library. The "gross margin" is all gross revenues generated from the interest in the Software Library, less returns, discounts and cost of goods sold. After the Acquisition Note has been paid in full (including all accrued interest), the Company is entitled to 75% of the Gross Margin, and the Partnership the remaining 25%.

     In addition (and assuming the maximum contributions are received by the Partnership in its formation), the Company has
the   obligation  to  contribute  to  the  Partnership   $166,250
(currently, $120,531 U.S.) upon formation of the Joint Venture, and an additional $201,250 (currently, $145,906 U.S.) on May 31, 1998, to fund certain expenses of the Joint Venture. Also, after January 1, 1999, the Company has the option of terminating the Joint Venture and reacquire the interest in the Software Library at a price to be negotiated in good faith.


EFFECT OF SALE

     The Company made a similar sale of an undivided 15% interest in the Software Library in May, 1997, and again in August, 1997. While each transaction was an independent transaction, and at no time was the Company obligated to sell any additional interest in the Software Library by reason of these earlier transactions, because following the proposed transaction the Company will have conveyed an aggregate 45% interest in the Software Library, the Company's Board of Directors sought the approval for this sale from the holders of a majority of the Common Stock, and decided to provide notice to all other stockholders through this Information Statement of not only this sale but of the two prior sales.

<PAGE 6>
     While the undivided 15% interest in the Software Library constitutes only 3.2% of the assets of the Company (based on the maximum value which could be received by the Company in exchange pursuant to the Software Agreement), management believes that the majority of the Company's revenues during the past twelve months have been derived from its retail sales of products utilizing the Software Library. As a result of the structure of the sale and Heartsoft's continued participation in revenues attributable to sales of the Software Library, until the acquisition notes have been paid in full from all three sales, the Company's share of revenue from the Software Library will be reduced from 100% to approximately 87.4% (55% from the Software Library continued to be owned outright, and approximately 50% of the 45% interest shared through the three joint ventures, less payments on the Acquisition Note following the Partnership's distributions to its partners). Such calculation does not take into account the contributions to the three joint ventures which the Company is obligated to make, but also does not take into account that the revenue stream to which it is entitled through these joint ventures is based on a percentage of gross margin (i.e., each of the three partnerships shares its proportionate part of the Company's cost of goods sold attributable to the applicable interest in the Software Library).



                            By Order of the Board of Directors

                            /s/ Benjamin P. Shell
                            --------------------------
                            Benjamin P. Shell
                            Chairman of the Board

October 6, 1997